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                                                                    EXHIBIT 21.1


                               QLOGIC CORPORATION

                           Subsidiaries of Registrant


                        QLogic Foreign Sales Corporation,
                        A U.S. Virgin Islands Corporation


                                QLogic Enclosure
                            Management Products, Inc.